UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 15, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Envoy Medical, Inc. (the “Company”), the Board appointed Charles S. McKhann to serve as a Class I director, with an initial term expiring at the Company’s 2027 annual meeting of stockholders. In connection with and effective as of his appointment to the Board, Mr. McKhann was also appointed to the Board’s Compensation Committee (the “Compensation Committee”). Also in connection with his appointment, the size of the Board was increased from six members to seven members.

Mr. McKhann currently serves as a director of Exagen, Inc., a publicly traded diagnostics company, and as Executive Chairman at Distalmotion SA, a privately held surgical robotics company. Previously, Mr. McKhann served as the President, Chief Executive Officer, and a member of the board of directors of Silk Road Medical, Inc. (“Silk Road”), a medical device company, from November 2023 to September 2024, when Silk Road was purchased by Boston Scientific Corporation, and served as Chief Executive Officer, President and a member of the Board of Directors of Apollo Endosurgery, Inc. (“Apollo”), a medical device company, from March 2021 to April 4, 2023, when Apollo was purchased by Boston Scientific Corporation. From October 2017 to December 2018, Mr. McKhann served as Chief Commercial Officer at ROX Medical, Inc., a medical device company. From July 2016 to April 2017, he served as Chief Commercial Officer of Torax Medical, Inc., a medical device company acquired by Johnson & Johnson in April 2017. From January 2015 to July 2016, he served as Chief Commercial Officer of Intersect ENT, Inc., a medical device company. In addition, from September 2012 to March 2021, he served as Managing Director of Vernon Consulting, Inc. Mr. McKhann holds a B.A. in Political Sciences and an M.B.A. from Stanford University.

As of the date of his appointment to the Board, Mr. McKhann was awarded stock options to purchase 100,000 shares of the Company’s Class A Common Stock, par value of $0.0001 per share, at a price of $0.72 per share, which stock option award will vest in 36 equally monthly installments. Mr. McKhann also entered into the Company’s standard indemnification agreement for officers directors, the form of which was filed as Exhibit 10.21 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 5, 2023 and is incorporated herein by reference.

There is no arrangement or understanding between Mr. McKhann and any other person pursuant to which Mr. McKhann was appointed as a director. Mr. McKhann is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. McKhann is an independent director in accordance with the listing requirements of the Nasdaq Capital Market and the standards promulgated by the Securities and Exchange Commission, including enhanced independence criteria applicable to members of the Compensation Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

April 21, 2026	By:	/s/ Brent T. Lucas
Brent T. Lucas
Chief Executive Officer